Exhibit 10.6

Youxu New Energy Technology (Zibo) Co., Ltd.

Capital Increase Agreement

December 2021

Shandong Zibo

Youxu New Energy Technology (Zibo) Co., Ltd.

Capital Increase Agreement

Party A: Shandong Qiying Industrial Investment Development Co., Ltd.

Legal representative: Jia Muyue

Business license number: 9137030366934434XA

Party B: Youxu New Energy Technology (Zibo) Co., Ltd. (hereinafter referred to as the “target company”)

Legal representative: Jia Fengyong

Business license number: 91370303MA94K9JM1P

Party C: Youpin Auto Service (Shandong) Co., Ltd.

Legal representative: Li Jia

Business license number: 91370303MA3TD6CF5B

Ding Fang: Li Jia

ID number: 522121197305161415

Given:

Party B and its controlling shareholder intend to introduce Party A as an investor, and Party A agrees to invest in Party B in the form of currency capital increase and lease fee debt-to-equity conversion capital increase and become a shareholder of Party B.

After friendly negotiation by all parties, this agreement is hereby concluded for all parties to abide by.

1. The existing shareholding structure of the target company

The existing registered capital of the target company is 100 million yuan, and the paid-in capital is 36.05 million yuan. The shareholders and equity structure are as follows: (Unit: 10,000 yuan)

serial number	Shareholder name or name	Registered capital	type of investment	Shareholding ratio
1	Youpin Auto Service (Shandong) Co., Ltd.	10000	currency, equipment, technology	100%
total		10000		100%

2. Form and structure of capital increase

1. Currency capital increase: After the signing of the agreement, Party A will pay a one-time capital increase of RMB 2 million to the target company in currency within 5 working days, the target company will increase its registered capital by 2 million yuan, and the registered capital of the target company will reach 102 million yuan.,

2. The five-year debt-to-equity swap for rent and equipment lease fee paid-in capital increase: Party A and the target company must sign the “Shuangchuang Center Factory Lease Contract” before March 31, 2022, and the target company leases Party A’s factory buildings, apartments and Office equipment, with a term of 5 years, the annual rent and equipment rental fees are not less than 4.87 million yuan, and the total debt is not less than 24.35 million yuan in 5 years (the specific debt amount is subject to the lease contract, and the specific amount is specified in the form of a supplementary agreement. and time). Party C and Party D agree to convert Party A’s debt of not less than 4.87 million yuan to the target company in the previous year before March 31 each year into the paid-in capital increase of the target company (the specific amount of capital increase is subject to the debt evaluation report). ) for a total of 5 years.

last paid-in capital increase of the target company by March 31, 2027, the total capital increase of Party A in 5 years is ≥26.35 million yuan, and the registered capital of the target company is ≥126.35 million yuan. The equity structure is as follows:

serial number	Shareholder name or name	Paid-in capital contribution	subscribed capital contribution	Shareholding ratio
1	Youpin Auto Service (Shandong) Co., Ltd.	10000	0	≤79.15%
2	Shandong Qiying Industrial Investment Development Co., Ltd.	≥2635	0	≥20.85%
total		≥ 12635	0	100%

4. The price of rent and equipment lease fee stipulated in this agreement shall be subject to the “Shuangchuang Center Factory Lease Contract” signed by Party A and the target company . signed a supplementary agreement.

5. Receiving account information

The receiving account information of the investment price specified by the target company under this agreement is as follows:

Account Name: Youxu New Energy Technology (Zibo) Co., Ltd.

Bank of Account: Qishang Bank Co., Ltd. Park Center Road Sub-branch

Account: 801102101421013814

3. Prerequisites for the realization of the capital increase

Party A shall pay the capital increase and complete the debt-to-equity swap and capital increase within the time limit stipulated in this agreement after all the following conditions precedent are satisfied:

(1) Party C shall pay the registered capital of the target company on time according to the agreed proportion: that is, before Party A increases the capital in currency and carries out the capital increase by debt-to-equity swap, the proportion of Party C’s paid-in capital contribution to the target company shall not be lower than that of Party A this time. The proportion of the completed capital increase and the total capital increase in 5 years to the registered capital of the target company.

(2) Before Party A increases the capital of the target company through debt-to-equity swap, Party A and the target company must complete the signing of the “Shuangchuang Center Plant Lease Contract” located in Zhangdian Economic Development Zone Shuangchuang Center and Standardized Plant Construction Project. The company has formed a five-year creditor-debt relationship.

(3) This agreement has been duly signed by all parties and takes effect;

(4) The target company has provided Party A with the written resolution document of the company’s competent body on agreeing to the capital increase as stipulated in this agreement;

(5) This capital increase does not violate the provisions of existing laws and administrative regulations;

(6) The target company and its existing shareholders have obtained all internal or external approvals, approvals or authorizations to sign and complete the transaction (except for the change of industrial and commercial registration);

(7) Since the signing date of this agreement, the target company has not experienced any material adverse changes in its financial status, business conditions, development prospects or operations.

4. Implementation steps

1. The target company shall issue the corresponding original capital contribution certificate to Party A within ten working days after receiving the capital increase price paid by Party A and the completion of the debt-to-equity swap. Complete the industrial and commercial change registration procedures for Party A’s capital increase within 30 days.

2. The target company will provide Party A with a copy of the original and duplicate of the new business license (with official seal), and amendments to the company’s articles of association within ten working days after the completion of the industrial and commercial change registration corresponding to the capital increase and the acquisition of a new business license. A copy of the company’s complete articles of association (with official seal) and a copy of the register of shareholders (with official seal).

5. Undertakings of the Target Company, Party C and Party D

1. From the date of signing this agreement to the completion of all currency capital increase and five-year debt-to-equity swap of this agreement, the target company shall conduct business activities in a manner consistent with previous practices, and realize income distribution according to equity;

2. From the signing date of this agreement to the completion of all currency capital increase and five-year debt-to-equity swap of this agreement, unless otherwise agreed in this agreement or with the prior written consent of Party A, the Target Company, Party C and Party D shall not conduct the following acts :

(1) The target company merges or reorganizes with other enterprises;

(2) Transfer or pledge the equity of the target company or a subsidiary of the target company;

(3) Transfer the material assets of the target company or its subsidiaries (if any) to a third party other than the target company;

(4) Provide new guarantees for any individual, enterprise or other entity other than the target company and its controlled subsidiaries;

(5) Actively apply for bankruptcy or dissolve the target company.

6. Terms of share repurchase

In the event of any of the following situations, Party A has the right to suspend the debt-to-equity swap. Party C and Party D promise to repurchase the equity of the target company already held by Party A in cash within two months, and guarantee that the target company will repurchase the remaining outstanding shares of the target company. The lease fee for the completion of the debt-to-equity swap and paid-in capital increase shall be paid in cash in accordance with the “Shuangchuang Center Plant Lease Contract”. The debt of the target company to Party A cannot be converted into equity accordingly, and the target company does not need to pay the lease fee in cash.

(1) The target company fails to complete the capital increase by debt-to-equity swap as agreed, and fails to do so after being urged by Party A;

(2) After Party A has paid the target company’s 2 million yuan of currency capital increase in place, the target company’s annual net profit has not reached 20% of the paid-in capital;

(3) Party C fails to pay the registered capital of the target company on time in accordance with the agreed proportion;

(4) B, C and D fail to perform other matters stipulated in this agreement

7. The organizational structure and operational arrangements of the target company shall be approved by all shareholders. The articles of association of the target company shall make it clear that the general meeting of shareholders is the highest authority of the target company . According to the Company Law or other laws, valid resolutions can only be made after the approval of more than two-thirds of the voting shareholders. Any matters submitted to the shareholders’ meeting for deliberation must first be reviewed and approved by the board of directors. The board of directors consists of 5 directors, of which 1 director is appointed by Party A and 4 directors are appointed by Party C. Board meetings require the participation of all directors to be effective .

8. Expenses and tax liabilities

Each party to this Agreement shall be solely responsible for any taxes and duties for which it is responsible in connection with any transaction under this Agreement in accordance with applicable law, and each party shall also be solely responsible for any payment arising from any transaction under this Agreement. All consultancy fees (including but not limited to fees paid to legal advisers, accountants and financial advisers) and other related fees incurred by that party.

9. Confidentiality Clause

All parties agree that, from the date of signing this agreement, except as required by relevant laws and regulations or required by relevant government agencies with jurisdiction, without the prior written consent of the parties to this agreement, any party, its employees, consultants, intermediaries, etc. Or the agent shall keep confidential all information and documents (whether financial, technical or other) related to this capital increase that it has obtained but has not been published or otherwise made public, and shall not disclose it to third parties (not (including professional advisors and intermediaries hired by the parties to this agreement and/or the parties’ parent companies, affiliates and other investors) and the public to disclose any information related to this investment.

10. Force Majeure

If any party to this Agreement is subject to a force majeure event (a force majeure event refers to an event beyond the reasonable control of the affected party, unforeseeable or unavoidable and insurmountable even if foreseeable, and occurring after the signing date of this Agreement, the party shall be liable for this Agreement Any event that is objectively impossible or impractical to perform in whole or in part. Such events include but are not limited to earthquakes, riots, riots, wars, excluding changes in laws and policies, etc.) Obligations under this Agreement, the performance of which shall be terminated during the duration of the Force Majeure Event.

The party claiming to be affected by the force majeure event shall notify the other party in writing of the occurrence of the force majeure event within the shortest possible time, and within fifteen (15) working days after the occurrence of the force majeure event in the manner specified in this agreement Provide other parties with appropriate evidence regarding such force majeure events and their duration. The party claiming that the force majeure event makes its performance of this agreement objectively impossible or impractical is responsible for making all possible and reasonable efforts to eliminate or mitigate the impact of the force majeure event on its performance of the agreement obligations.

After the occurrence of a force majeure event, the parties shall immediately decide how to implement this agreement through friendly negotiation . After the force majeure event is eliminated or its effects are terminated, the parties shall resume performance of their respective obligations under this Agreement immediately.

11. Liability for breach of contract and compensation

1. All parties to this agreement shall strictly abide by the provisions of this agreement. Each of the following events shall constitute an event of default:

(1) If either party to this Agreement fails to perform its obligations or commitments under this Agreement and subsequent transaction documents;

(2) If any representation or warranty made by either party to this Agreement in this Agreement is untrue.

2. The breaching party shall be responsible for compensating for the direct economic losses caused by the breach of contract to the non-compliant party and the legal fees, guarantee fees, litigation fees, announcement fees, preservation fees and other rights protection costs paid by the non-compliance party.

3. If Party B, Party C, and Party D violate the matters stipulated in this agreement, Party A shall have the right to charge Party C and Party D in accordance with Party A’s accumulated capital increase of 0.3 per day for each day the breach of contract continues. % interest rate is charged liquidated damages . If the default status exceeds 10 working days, Party A has the right to choose to unilaterally terminate this agreement.

4. If Party B fails to perform the content of this agreement within the agreed time, Party A has the right to take necessary property management measures including but not limited to electricity, water supply, etc., and has the right to hire a third party to monitor the equipment and items in the plant. Clean up, and the expenses arising therefrom shall be jointly borne by B, C, and D.

5. Both parties C and D are jointly and severally liable for the breach of contract by Party B.

12. Application of Law and Dispute Resolution

Any disputes arising from the interpretation or performance of this agreement shall first be resolved through friendly negotiation. If the negotiation fails within ten days after the dispute arises, either party has the right to bring a lawsuit to the court of competent jurisdiction in the place where this agreement is signed.

13. Supplementary Provisions

1. This agreement will take effect from the date of Party A’s seal, Party B’s seal, Party C’s seal, and Party D’s signature.

2. Supplementary agreements may be added to this agreement with the consent of all parties, and written documents shall be signed; without the consent of other parties, any party to this agreement shall not assign any of its rights or obligations under this agreement in whole or in part.

5. The original of this agreement is in five (5) copies, the target company holds two (2) copies, and the other parties each hold one (1) copy; all copies have the same legal effect.

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(signature page)

Party A: Shandong Qiying Industrial Investment Development Co., Ltd.

Legal representative:

Party B: Youxu New Energy Technology (Zibo) Co., Ltd.

Legal representative:

Party C: Youpin Auto Service (Shandong) Co., Ltd.

Legal representative:

Ding Fang: Li Jia (signature)

Date signed: December 2021

(The place of signing this agreement is: Zhangdian District,
Zibo City, Shandong Province)

Youxu New Energy Technology ( Zibo ) Co., Ltd.

Capital Increase Agreement

Of

Supplementary Agreement

December 2021 _ _ _

Shandong Zibo

Supplementary Agreement to the Capital Increase Agreement of Yousu New Energy Technology ( Zibo ) Co., Ltd.

Party A : Shandong Qiying Industrial Investment Development Co., Ltd.

Legal representative : Jia Muyue

Business license number: 9137030366934434XA

Party B: Youxu New Energy Technology (Zibo) Co., Ltd. (hereinafter referred to as the “target company”)

Legal representative : Jia Fengyong

Business license number: 91370303MA94K9JM1P

Party C: Youpin Auto Service (Shandong) Co., Ltd.

Legal representative: Li Jia

Business license number: 91370303MA3TD6CF5B

Party D : Li Jia

ID number : 522121197305161415

Given :

parties have signed the “Youxu New Energy Technology (Zibo) Co., Ltd. Capital Increase Agreement” and the “Zhangdian Shuangchuang Center and Standard Plant Project (Phase I) Plant Lease Contract”. The Supplementary Agreement to the Capital Increase Agreement of Yousu New Energy Technology (Zibo) Co., Ltd. for mutual compliance by all parties .

Supplement 1 : Rent Adjustment

Party B is 210 yuan/㎡/year, and the total amount is RMB: 3,097,004.00 yuan/year, capital: 300,900,000,000,000,000 yuan, and the payment method is once a year; within three years from the date of signing the contract The rent remains unchanged. The rent will increase by 3% from the fourth year, and then increase by 3% every two years, that is, the rent will be RMB 3,189,914.00 per year from April 1, 2025 to March 31, 2027.

The total rent payable by Party B during the contract period is RMB 15,670,840.00. According to Article 2 of the “Youxu New Energy Technology (Zibo) Co., Ltd. Capital Increase Agreement” signed by Party A, Party B and the controlling shareholder of Party B, the five-year debt for rent and equipment rental fees For the requirement of paid-in capital increase by conversion of shares, Party B does not need to pay the above rent in cash, and converts the current rental debt into Party A’s actual capital increase in Party B’s company year by year. Party B shall complete the industrial and commercial change procedures for Party A’s capital increase before March 31 each year, and issue to Party A the original copy of the corresponding capital contribution certificate, a copy of the original copy of the new business license (with official seal), amendments to the company’s articles of association and a copy of the company’s complete articles of association (with official seal) and a copy of the register of shareholders (with official seal). After the expiration of the five-year period, the rental price of the renewed Plant Lease Contract will continue to be the increase standard agreed in this contract.

Supplementary Clause 2 : Adjustment of Shareholding Structure

From the date when Party B starts to build the plant, according to the agreement of the “Youxu New Energy Technology (Zibo) Co., Ltd. Capital Increase Agreement” and the “Zhangdian Shuangchuang Center and Standard Plant Project (Phase I) Plant Lease Contract”, all parties agree that A Fang’s total capital increase in 5 years is 17,670,840.00 yuan, and the registered capital of the target company is 117,670,840.00 yuan .. As of the date of signing this agreement, Party A has paid 2 million yuan and Party C has paid 38.2355 million yuan . The equity structure is as follows :

serial number	Shareholder name	Paid-in capital contribution	subscribed capital contribution	Shareholding ratio
1	Youpin Auto Service ( Shandong ) Co., Ltd.	38.235 million yuan	100 million yuan	85%
2	Shandong Qiying Industrial Investment Development Co., Ltd.	2 million yuan	17.67 million	15%
total		40.235 million yuan _	117.67 million yuan	100%

Supplementary Clause 3 : Rent- free period

In order to better support the development of the target company, the parties agree that the lease start date ( April 2022 ) stipulated in the “Zhangdian Shuangchuang Center ß Center and Standard Plant Project (Phase I) Plant Lease Contract” will start from the date of plant construction. 1st ) until the rent - free period .

Supplementary Clause Four :

In order to avoid ambiguity, from the date of signing this agreement, the terms that contradict the “Youxu New Energy Technology (Zibo) Co., Ltd. Capital Increase Agreement” and the “Zhangdian Shuangchuang Center and Standard Plant Project (Phase I) Plant Lease Contract” This agreement shall prevail .

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( signature page )

Party A : Shandong Qiying Industrial Investment Development Co., Ltd.

Legal representative :

Party B : Youxu New Energy Technology (Zibo) Co., Ltd.

Legal representative :

Party C : Youpin Auto Service (Shandong) Co., Ltd.

Legal representative :

Party D : Li Jia ( signature )

Signing date : December 31, 2021